UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2020

MannKind Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30930 Russell Ranch Road, Suite 300, Westlake Village, California 91362

(Address of principal executive offices) (Zip Code)

(818) 661-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MNKD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 29, 2020, MannKind Corporation (“MannKind”), MannKind’s wholly owned subsidiaries, MannKind LLC, (“MannKind LLC”), and QrumPharma, Inc. (“Qrum,” and collectively with MannKind and MannKind LLC, the “Company”), entered into an Omnibus Joinder and Amendment No. 5 to Credit and Security Agreement and Amendment No. 1 to Pledge Agreement (the “MidCap Amendment”) with MidCap Financial Trust, as agent, and the lenders party thereto from time to time, pursuant to which the parties amended the Credit and Security Agreement, dated August 6, 2019 (the “MidCap Credit Facility”), and the other applicable Financing Documents (as defined in the MidCap Credit Facility) to join Qrum as a borrower to the Financing Documents and amend certain other provisions of the MidCap Credit Facility in relation to the foregoing.

The foregoing description of the MidCap Amendment does not purport to be complete and is qualified in its entirety by reference to the MidCap Amendment, a copy of which is attached as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Omnibus Joinder and Amendment No. 5 to Credit and Security Agreement and Amendment No. 1 to Pledge Agreement, dated December 29, 2020 by and among MannKind Corporation, MannKind LLC, QrumPharma, Inc., and MidCap Financial Trust

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANNKIND CORPORATION

Date: December 30, 2020	By:	/s/ David Thomson
David Thomson, Ph.D., J.D.
Corporate Vice President, General Counsel and Secretary